UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2010

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 26, Orient Global Headquarter Lane 118, Yonghe Road Zhabei District, Shanghai 200072 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

China-Biotics, Inc. (the “Company”) has scheduled its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, March 9, 2011, at 10:30 a.m. (Shanghai time).  The Annual Meeting will be held at the Company’s executive offices at No. 26, Orient Global Headquarter, Lane 118, Yonghe Road, Zhabei District, Shanghai 200072, People’s Republic of China.  The Company’s Board of Directors has established Tuesday, January 25, 2011, as the record date for the Annual Meeting, and management expects that the Definitive Proxy Statement (the “Proxy Statement”) for the Annual Meeting will be mailed to stockholders on or about Friday, January 28, 2011.

Stockholder proposals must be received by the Company’s corporate secretary no later than Friday, January 14, 2011, in order to be included in the Proxy Statement or to be presented at the Annual Meeting.  Any such proposal must also comply with the other requirements of the Securities and Exchange Commission rules related to stockholder proposals.

Stockholder proposals should be mailed to: No. 26, Orient Global Headquarter, Lane 118, Yonghe Road, Zhabei District, Shanghai 200072, People’s Republic of China, Attn: Corporate Secretary.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)
Date: December 15, 2010	By:	/s/ Song Jinan
Song Jinan Chief Executive Officer, President, Treasurer, and Secretary